                                                                 EXHIBIT 9(a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

WHAT NAME AND NUMBER TO GIVE THE REQUESTER

------------------------------------------------
                                GIVE THE SSN OR,
                                IF APPLICABLE,
FOR THIS TYPE OF ACCOUNT:       EIN OF:
-------------------------------------------------
 1. Individual                  The individual
 2. Two or more individuals     The actual owner
    (joint account)             of the account
                                or, if combined
                                funds, the first
                                individual on
                                the account(1)
 3.  Custodian account of a     The minor(2)
     minor (Uniform Gift to
     Minors Act)
 4.  a. The usual revocable     The grantor-
        savings trust (grantor  trustee(1)
        is also trustee)
     b. So-called trust account The actual
        that is not a legal or  owner(1)
        valid trust under state
        law
 5. Sole proprietorship         The owner(3)
 6. A valid trust, estate       Legal entity (Do
    or pension trust            not furnish the
                                identifying
                                number of the
                                personal
                                representative
                                or trustee
                                unless the legal
                                entity itself is
                                not designated
                                in the account
                                title)(4)

------------------------------------------------


------------------------------------------------
                                GIVE THE SSN OR,
                                IF APPLICABLE,
FOR THIS TYPE OF ACCOUNT:       EIN OF:
------------------------------------------------
 7. Corporate                   The corporation
 8. Association, club,          The organization
    religious, charitable,
    educational or other
    tax-exempt
    organization
 9. Partnership                 The partnership
10. A broker or registered      The broker or
    nominee                     nominee
11. Account with the            The public
    Department of               entity
    Agriculture in the
    name of a public
    entity (such as a
    state or local
    government, school
    district or prison)
    that receives
    agriculture program
    payments

-----------------------------------------------
(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) Show the name of the owner. May also use business name and its EIN (if any).
(4) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
          SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE OF 1986

PURPOSE OF FORM. A person who is required to file an information return with the Internal Revenue Service (the "IRS") must obtain your correct TIN to report income paid to you, real estate transactions, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. Use Substitute Form W-9 to furnish your correct TIN to the requester (the person asking you to furnish your TIN) and, when applicable,
(1) to certify that the TIN you are furnishing is correct (or that you are waiting for a number to be issued), (2) to certify that you are not subject to backup withholding and (3) to claim exemption from backup withholding if you are an exempt payee. Furnishing your correct TIN and making the appropriate certifications will prevent certain payments from being subject to backup withholding.

HOW TO OBTAIN A TIN. If you do not have a TIN, apply for one immediately. To apply, get Form SS-5, Application for a Social Security Card (for individuals), from your local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local IRS office.
 To complete Substitute Form W-9 if you do not have a TIN, check the box in
Part 2 of Substitute Form W-9, sign and date the form, including the Certificate of Awaiting Taxpayer Identification Number, and give it to the requester. Generally, you must obtain a TIN and furnish it to the requester by the time of payment. If the requester does not receive your TIN by the time of payment, backup withholding, if applicable, will begin and continue until you furnish your TIN to the requester.

NOTE: Checking the box in Part 2 of the Substitute Form W-9 means that you have already applied for a TIN or that you intend to apply for one in the near future.
 As soon as you receive your TIN, complete another Substitute Form W-9, include your TIN, sign and date the form, and give it to the requester.

WHAT IS BACKUP WITHHOLDING? Persons making certain payments to you are required to withhold and pay to the IRS 31% of such payments under certain conditions. This is called "backup withholding." Payments that could be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2
compensation, and certain payments from fishing boat operators, but do not include real estate transactions.
 If you give the requester your correct TIN, make the appropriate certifications, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding. Payments you receive will be subject to backup withholding if:
1. You do not furnish your TIN to the requester, or
2. The IRS notifies the requester that you furnished an incorrect TIN, or
3. You are notified by the IRS that you are subject to backup withholding because you failed to report all your interest and dividends on your tax return (for reportable interest and dividends only), or
4. You do not certify to the requester that you are not subject to backup withholding (for reportable interest and dividend accounts opened after 1983 only), or
5. You do not certify your TIN when required.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING
The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in
(1) through (13) and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions and patronage dividends.
(1)  A corporation.
(2) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7).
(3)  The United States or any of its agencies or instrumentalities.
(4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
(5) A foreign government or any of its political subdivisions, agencies or instrumentalities.
(6)  An international organization or any of its agencies or instrumentalities.
(7)  A foreign central bank of issue.
(8) A registered dealer in securities or commodities required to register in the United States or a possession of the United States.
(9) A futures commission merchant registered with the Commodity Futures Trading Commission.
(10) A real estate investment trust.
(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
(12) A common trust fund operated by a bank under section 584(a).
(13)  A financial institution.
(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
(15) A trust exempt from tax under section 664 or described in section 4947. Payments of dividends and patronage dividends generally not subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the United
   States and that have at least one nonresident alien partner.
 . Payments of patronage dividends not paid in money.
 . Payments made by certain foreign organizations.
 . Section 404(k) payments made by an ESOP.
 Payments of interest generally not subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct TIN to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Mortgage interest paid to you.
 Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations thereunder.
EXEMPT PAYEES AND PAYMENTS.--If you are exempt from backup withholding, you should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. Enter your correct TIN to the right of Part 1 of the Substitute Form W-9, write "EXEMPT" on the face of the form, and sign and date it. If you are a foreign person not subject to backup withholding, give the requester a properly completed Form W-8, Certificate of Foreign Status.
PRIVACY ACT NOTICE.--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return.
You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES
FAILURE TO FURNISH TIN.--If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a $500 penalty.
CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.